Exhibit 10.9

FORM OF THE BLACKSTONE GROUP L.P.
2007 EQUITY INCENTIVE PLAN

1.                                      Purpose of the Plan

The Blackstone Group L.P. 2007 Equity Incentive Plan (the “Plan”) is designed to promote the long term financial interests and growth of The Blackstone Group L.P., a Delaware limited partnership (the “Partnership”), and its Affiliates by (i) attracting and retaining senior managing directors, employees and consultants of the Partnership or any of its Affiliates, including directors of the Partnership’s general partner, Blackstone Group Management L.L.C. (the “General Partner”), and (ii) aligning the interests of such individuals with those of the Partnership and its Affiliates by providing them with equity-based awards based on the common units of limited partner interest in the Partnership (the “Common Units”) or the partnership units (the “Blackstone Holdings Partnership Units”) of Blackstone Holdings (as defined below).

2.                                      Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)           Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)           Administrator: The Board, or the committee or subcommittee thereof to whom authority to administer the Plan has been delegated pursuant to Section 4 hereof.

(c)           Affiliate:  With respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(d)           Award:  Individually or collectively, any Option, Unit Appreciation Right, or Other Unit-Based Awards based on or relating to the Common Units or Blackstone Holdings Partnership Units issuable under the Plan.

(e)           Beneficial Owner:  A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(f)            Blackstone Holdings:  The collective reference to all of the Blackstone Holdings Partnerships.

(g)           Blackstone Holdings Partnerships:  Each of Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P., and Blackstone Holdings V L.P.

(h)           Blackstone Holdings Partnership Units:  Each “Blackstone Holdings Partnership Unit” shall consist of one partnership unit in each of the five Blackstone Holdings Partnerships.

(i)            Board:  The board of directors of the General Partner.

(j)            Change in Control:  The occurrence of any Person, other than a Person approved by the General Partner, becoming the general partner of the Partnership.

(k)           Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(l)            Common Units:  The common units representing limited partner interests of the Partnership.

(m)          Disability:  The term “Disability” shall have the meaning as provided under Section 409A(a)(2)(C)(i) of the Code.  Notwithstanding the foregoing or any other provision of this Plan, the definition of Disability (or any analogous term) in an Award agreement shall supersede the foregoing definition; provided, however, that if no definition of Disability or any analogous term is set forth in such agreement, the foregoing definition shall apply.

(n)           Effective Date:  The date on which the Board adopts the Plan, or such later date as is designated by the Board.

(o)           Employment:  The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Partnership or any of its Affiliates, (ii) a Participant’s services as a consultant or partner, if the Participant is consultant to, or partner of, the Partnership or of any of its Affiliates, and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(p)           Fair Market Value:  Of a Unit on any given date means (i) the closing sale price per Unit on the New York Stock Exchange on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if the Units are not listed for trading on the New York Stock Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to Section 6(g) of the Act on which the Units are listed, (iii) if the Units are not so listed on a national securities exchange, the last quoted bid price for the Units on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or (iv) if the Units are not so quoted by Pink Sheets LLC or a similar organization, the average of the mid-point of the last bid and ask prices for the Units on that date from a nationally recognized independent investment banking firm selected b the General Partner for this purpose.

(q)           General Partner:  Blackstone Group Management L.L.C., a Delaware limited liability company.

(r)            Option:  An option to purchase Units granted pursuant to Section 6 of the Plan.

(s)           Option Price:  The purchase price per Unit of an Option, as determined pursuant to Section 6(a) of the Plan.

(t)            Other Unit-Based Awards:  Awards granted pursuant to Section 8 of the Plan.

(u)           Partnership:  The Blackstone Group L.P., a Delaware limited partnership.

(v)           Participant:  A senior managing director, other employee, consultant, director or other service provider of the Partnership or of any of its Affiliates, including any director of the General Partner, who is selected by the Administrator to participate in the Plan.

(w)          Performance-Based Awards:  Certain Other Unit-Based Awards granted pursuant to Section 8(b) of the Plan.

(x)            Person:  A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(y)           Plan:  The Blackstone Group L.P. 2007 Equity Incentive Plan.

(z)            Units:  Common Units or Blackstone Holdings Partnership Units which are issued or may be issued under the Plan.

(aa)         Unit Appreciation Right:  A unit appreciation right granted pursuant to Section 7 of the Plan.

3.                                      Units Subject to the Plan

Subject to Section 9 hereof, the total number of Units which may be issued under the Plan shall be 163,000,000, of which all or any portion may be issued as Common Units or Blackstone Holdings Partnership Units.  Notwithstanding the foregoing, the total number of Units subject to the Plan shall be increased on the first day of each fiscal year beginning in calendar year 2008 by a number of Units equal to the excess of (x) 15% of the aggregate number of Common Units and Blackstone Holdings Partnership Units outstanding on the last day of the immediately preceding fiscal year (excluding Blackstone Holdings Partnership Units held by the Partnership or its wholly-owned subsidiaries) over (y) the aggregate number of Common Units and Blackstone Holdings Partnership Units covered by the Plan, unless the Administrator should decide to increase the number of Common Units and Blackstone Holdings Partnership Units covered by the Plan by a lesser amount on any such date.  The issuance of Units or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Units available under the Plan, as applicable.  Units which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4.                                      Administration

The Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to any committee or subcommittee thereof (the “Administrator”).  Additionally, the Administrator may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Partnership or of any Affiliate of the Partnership; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time.  Awards may, in the discretion of the Administrator, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Partnership, any Affiliate of the Partnership or any entity acquired by the Partnership or with which the Partnership combines.  The number of Units underlying such substitute awards shall be counted against the aggregate number of Units available for Awards under the Plan.  The Administrator is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Administrator deems necessary or desirable.  Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).  The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award.  Unless the Administrator specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Units or (b) having Units withheld by the Partnership from any Units that would have otherwise been received by the Participant.

5.                                      Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.                                      Terms and Conditions of Options

Options granted under the Plan shall be non-qualified options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine:

(a)           Option Price.  The Option Price per Unit shall be determined by the Administrator.

(b)           Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)           Exercise of Options.  Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Units for which it is then exercisable.  For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Partnership and, if applicable, the date payment is received by the Partnership pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  The purchase price for the Units as to which an Option is exercised shall be paid to the Partnership, and in the manner designated by the Administrator, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check), (ii) in Units having a Fair Market Value equal to the aggregate Option Price for the Units being purchased and satisfying such other requirements as may be imposed by the Administrator; provided that such Units have been held by the Participant for no less than six months (or such other period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Units, or (iv) if there is a public market for the Units at such time, through the delivery of irrevocable instructions to a broker to sell Units obtained upon the exercise of the Option and to deliver promptly to the Partnership an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Units being purchased, or (v) to the extent permitted by the Administrator, through net settlement in Units.  No Participant shall have any rights to distributions or other rights of a holder with respect to Units subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Units and, if applicable, has satisfied any other conditions imposed by the Administrator pursuant to the Plan.

(d)           Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Units, the Participant may, subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such Units, in which case the Partnership shall treat the Option as exercised without further payment and/or shall withhold such number of Units from the Units acquired by the exercise of the Option, as appropriate.

7.                                      Terms and Conditions of Unit Appreciation Rights

(a)           Grants.  The Administrator may grant (i) a Unit Appreciation Right independent of an Option or (ii) a Unit Appreciation Right in connection with an Option, or a portion thereof.  A Unit Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Units covered by an Option (or such lesser number of Units as the Administrator may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)           Terms.  The exercise price per Unit of a Unit Appreciation Right shall be an amount determined by the Administrator; provided, however, that in the case of a Unit Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option.  Each Unit Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Unit over (B) the exercise price per Unit, times (ii) the number of Units covered by the Unit Appreciation Right.  Each Unit Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Partnership the unexercised Option, or any portion thereof, and to receive from the Partnership in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Unit over (B) the Option Price per Unit, times (ii) the number of Units covered by the Option, or portion thereof, which is surrendered.  Payment shall be made in Units or in cash, or partly in Units and partly in cash (any such Units valued at such Fair Market Value), all as shall be determined by the Administrator.  Unit Appreciation Rights may be exercised from time to time upon actual receipt by the Partnership of written notice of exercise stating the number of Units with respect to which the Unit Appreciation Right is being exercised.  The date a notice of exercise is received by the Partnership shall be the exercise date.  The Administrator, in its sole discretion, may determine that no fractional Units will be issued in payment for Unit Appreciation Rights, but instead cash will be paid for a fraction or the number of Units will be rounded downward to the next whole Unit.

(c)           Limitations.  The Administrator may impose, in its discretion, such conditions upon the exercisability of Unit Appreciation Rights as it may deem fit, but in no event shall a Unit Appreciation Right be exercisable more than ten years after the date it is granted.

8.                                      Other Unit-Based Awards

                The Administrator, in its sole discretion, may grant or sell Awards of Units, restricted Units, restricted Common Units, deferred restricted Common Units, phantom restricted Common Units or other Unit-Based awards based in whole or in part on the Fair Market Value of the Common Units or Blackstone Holdings Partnership Units (“Other Unit-Based Awards”).  Such Other Unit-Based Awards shall be in such form, and dependent on such conditions, as the Administrator shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Units (or the equivalent cash value of such Units) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Unit-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Administrator shall determine to whom and when Other Unit-Based Awards will be made, the number of Units to be awarded under (or otherwise related to) such Other Unit-Based Awards; whether such Other Unit-Based Awards shall be settled in cash, Units or a combination of cash and Units; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Units so awarded and issued shall be fully paid and non-assessable).

9.                                      Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)           Generally.  In the event of any change in the outstanding Units after the Effective Date by reason of any Unit distribution or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Units or other corporate exchange, or any distribution to holders of Units other than regular cash distributions or any transaction similar to the foregoing, the Administrator in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 17), as to (i) the number or kind of Units or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Units for which Options or Unit Appreciation Rights may be granted during a calendar year to any Participant (iii)  the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any unit appreciation right and/or (v) any other affected terms of such Awards.

(b)           Change in Control. In the event of a Change in Control after the Effective Date, (i) if determined by the Administrator in the applicable Award agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Administrator may (subject to Section 17), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Administrator) which, in the case of Options and Unit Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Units subject to such Options or Unit Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Units subject to such Options or Unit Appreciation Rights) over the aggregate exercise price of such Options or Unit Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion or (D) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

10.                               No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Partnership or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Partnership’s or Affiliate’s right to terminate the Employment of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.                               Successors and Assigns

The Plan shall be binding on all successors and assigns of the Partnership and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.                               Nontransferability of Awards

Unless otherwise determined or approved by the Administrator, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.                               Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Administrator may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Partnership or to Participants).

Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Partnership may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Administrator determines necessary or appropriate to avoid the imposition of an additional tax under Section  409A of the Code.

14.                               International Participants

With respect to Participants who reside or work outside the United States of America, the Administrator may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Partnership or an Affiliate.

15.                               Choice of Law

The Plan shall be governed by and construed in accordance with the law of the State of New York.

16.                               Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

17.               Section 409A

To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.   Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the  Partnership may take whatever actions the Administrator determines necessary or appropriate to comply with, or exempt the Plan and Award agreement from the requirements of Section 409A of the Code and related Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A of the Code until the first day following the six-month period beginning on the date of the Participant’s termination of Employment.  The Partnership shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Partnership, the Administrator nor any employee, director or representative of the Partnership or of any of its Affiliates shall have any liability to Participants with respect to this Section 17.